Exhibit 10.6

AMENDMENT NO. 5 REGARDING CREDIT AGREEMENT

This AMENDMENT NO. 5 REGARDING CREDIT AGREEMENT (this “Agreement”) dated as of March 8, 2011, is by and among SAGENT PHARMACEUTICALS, a Wyoming corporation (“Borrower”), MIDCAP FUNDING IV, LLC, a Delaware limited liability company (“MCF”) as Agent (in such capacity, “Agent”) and as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”), as a Lender (collectively, with MCF, in its capacity as a Lender, “Lenders”).

RECITALS:

WHEREAS, Borrower, any additional borrower that may hereafter be added, Agent and Lenders are parties to that certain Credit Agreement dated as of June 16, 2009, as amended by that certain Limited Waiver and Amendment No. 1 Regarding Credit Agreement effective as of October 31, 2009, that certain Limited Waiver and Amendment No. 2 Regarding Credit Agreement effective as of March 1, 2010, that certain Amendment No. 3 Regarding Credit Agreement effective as of May 31, 2010 and that certain Amendment No. 4 Regarding Credit Agreement effective as of December 23, 2010 (as amended hereby and as may be further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other extensions of credit to Borrower in accordance with the terms thereof;

WHEREAS, Borrower, MidCap Funding III, LLC, a Delaware limited liability company as Agent and as a Lender, and SVB are entering into that certain Credit and Security Agreement dated as of even date herewith (“Affiliated Credit Agreement”);

WHEREAS, Agent, Lenders and Borrower now agree to amend the Credit Agreement to provide for the Affiliated Credit Agreement and make certain changes as set forth herein, in accordance with the terms and conditions set forth below; and

WHEREAS, this Agreement shall constitute a Financing Document, these Recitals shall be construed as part of this Agreement and capitalized terms used but not otherwise defined in this Agreement shall have the meanings described to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Amendments to Credit Agreement.

(a) Definitions.

(i) The definitions “Affiliated Credit Agreement”, “Affiliated Financing Documents”, “Term Agent”, “Term Creditors”, “Term Lenders” and “Term

Loan Obligations” are hereby added to Section 1.1 of the Credit Agreement as new material in alphabetical order:

““Affiliated Credit Agreement” means that certain Credit and Security Agreement dated as of March 8, 2011 among Term Agent, Term Lenders, and the Borrowers, as amended, supplemented, restated or otherwise modified from time to time.

“Affiliated Financing Documents” means the “Financing Documents” as defined in the Affiliated Credit Agreement.

“Term Agent” has the meaning assigned to “Agent” under the Affiliated Credit Agreement.

“Term Creditors” means Term Agent and Term Lenders, collectively.

“Term Lenders” has the meaning assigned to “Lenders” under the Affiliated Credit Agreement.

“Term Loan Obligations” has the meaning assigned to “Obligations” under the Affiliated Credit Agreement. For the avoidance of doubt, the Term Loan Obligations shall not constitute Subordinated Debt.”

(ii) The definition “Change in Control” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (d) of the definition in its entirety and restating it to read as follows:

“(d) any “Change of Control”, “Change in Control” or terms of similar import under any Subordinated Debt Document or under any Affiliated Financing Document.”

(iii) The definition “Guarantor” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

““Guarantor” means any Credit Party that has executed or delivered any Guarantee of any portion of the Obligations.”

(iv) The definition “Minimum Cash Threshold” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

““Minimum Cash Threshold” means, with respect to any proposed Contingent Obligation or Investment, at least $30,000,000 in cash reflected on the balance sheet of Borrowers and their Subsidiaries after giving effect to the incurrence of such Contingent Obligation or Investment, as demonstrated to Agent’s reasonable satisfaction not less than three (3) Business Days prior to making such Contingent Obligation or Investment.”

(v) The definition “Permitted Contingent Obligations” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (b)(ix) of the definition in its entirety and restating it to read as follows:

“(ix) Contingent Obligations arising in respect of Debt under the Affiliated Financing Documents; and”

(vi) The definition “Permitted Contingent Obligations” in Section 1.1 of the Credit Agreement is hereby amended to add a new subsection (b)(x) in alphabetical and numerical order to read as follows:

“(x) other Contingent Obligations not permitted by clauses (b)(i) through (ix) above, not to exceed $300,000 in the aggregate at any time outstanding.”

(vii) The definition “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (k) of the definition in its entirety and restating it to read as follows:

“(k) Debt arising under the Affiliated Credit Agreement; and”

(viii) The definition “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended to add a new subsection (l) in alphabetical order to read as follows:

“(l) unsecured Debt not permitted by subsections (a) through (k) above in an aggregate principal amount not to exceed $300,000 at any one time outstanding.”

(ix) The definition “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (xii) in its entirety and restating it to read as follows:

“(xii) other Investments not permitted by subsections (b)(i) through (xi) above in an amount not exceeding $300,000 in the aggregate.”

(x) The definition “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended to delete the word “and” following the semicolon at the end of subsection (m), to replace the period at the end of subsection (n) with “; and”, and to add a new subsection (o) in alphabetical order to read as follows:

“(o) Liens and encumbrances in favor of the Term Loan Creditors securing the Term Loan Obligations.”

(b) Section 2.1(b) of the Credit Agreement is hereby amended to add a new subsection 2.1(b)(ii)(D) to read as follows:

“(D) Notwithstanding anything to the contrary contained herein (a) none of the indebtedness or obligations under the Affiliated Financing Documents may be prepaid in full or terminated without the simultaneous prepayment in full of all Obligations hereunder, and (b) any prepayment in full of the indebtedness under the Affiliated Financing Documents shall entitle Agent and/or Required Lenders to accelerate the maturity date of the Revolving Loans and declare all Obligations hereunder to be immediately due and payable.”

(c) Section 3.4 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and restating it to read as follows:

“All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and Liens in favor of Term Agent for its benefit and the benefit of the Term Lenders, and such equity securities were issued in compliance with all applicable Laws.”

(d) Section 4.1 of the Credit Agreement is hereby amended by deleting subpart (1) thereto and restating it to read as follows:

“(1) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, cash flow and income statement covering Holdings’ and its Consolidated Subsidiaries’ consolidated and consolidating operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form acceptable to Agent;”

(e) Section 4.9 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Also without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon receipt, Borrower shall furnish to Agent copies of any notices received from Term Agent or any Term Lender under the Affiliated Financing Documents and any request by any party thereto for any waiver, amendment or modification of any of the terms thereof.”

(f) A new 4.11(e) is hereby added to the Credit Agreement to read as follows:

“(e) Within thirty (30) days after the consummation of the initial public offering of shares of Holdings (which period may be extended in the reasonable discretion of Agent), Borrowers shall (i) cause Holdings to pledge to the Agent pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent, all of the outstanding shares of equity interests Sagent owned directly by Holdings, along with undated stock or equivalent powers for any certificates evidencing such equity interests, executed in blank; (ii) cause Holdings to take such other actions

(including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Agent in order to grant the Agent, acting on behalf of the Lenders, a first priority Lien (subject only to the Liens in favor of Term Creditors and to other Permitted Liens) on all owned real and personal property of Holdings in existence as of such date and in all after acquired property (other than Holdings’ equity interests in Kanghong Sagent Pharmaceutical, Inc., which for the avoidance of doubt shall not be required to be pledged as Collateral), which first priority Liens are required to be granted pursuant to this Agreement; (iii) cause Holdings to either (at the election of Sagent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance reasonably satisfactory to Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance reasonably satisfactory to Agent; and (iv) cause Holdings to deliver certified copies of Holdings’ certificate or articles of incorporation, together with good standing certificates (if available), by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents (if applicable), incumbency certificates and to execute and/or deliver such other customary documents and legal opinions or to take such other reasonable actions as may be requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent. Agent, Lenders and Borrowers agree to negotiate in good faith modifications to this Agreement and the other Financing Documents relating to the joinder of Holdings as a Credit Party and the fact that Holdings will be a publicly traded entity, including, without limitation, modifications to the affirmative and negative covenants to permit transactions between Holdings and Sagent and make other changes relative to Holdings’ operations.”

(g) Section 4.13(d) of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“(d) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Agent may deem necessary or desirable to (x) after the occurrence and during the continuance of an Event of Default, enforce any Account or other Collateral or (y) perfect Agent’s security interest or Lien in any Collateral; and”

(h) Section 4.15 of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“Section 4.15 Updates of Representations. Borrowers shall deliver to Agent within ten (10) days of the written request of Agent an Officer’s Certificate updating all of the representations and warranties contained in this Agreement and the other Financing Documents and certifying that all of the representations and warranties contained in this Agreement and the other Financing Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) as of the date of such Officer’s Certificate.”

(i) Section 5.3(d) of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“(d) Borrower may make Distributions to Holdings during fiscal year 2011 in an amount not to exceed $1,500,000, which Distribution shall be used by Holdings to pay fees and expenses related to the contemplated public offering of Holdings (whether or not consummated).”

(j) Section 5.4 of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“Section 5.4 Restrictive Agreements. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents,

the Affiliated Financing Documents, and any agreements for Debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents and the Affiliated Financing Documents) on the ability of any Subsidiary to: (i) pay or make Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Borrower or any Subsidiary.”

(k) Section 5.6 of the Credit Agreement is hereby amended by deleting the reference to “subclause (h)” found in subsection (a) thereof and replacing it with “subclauses (a), (b)(viii) and (b)(xii)”.

(l) Section 5.7 of the Credit Agreement is hereby amended by deleting the reference to “clause (h)” found in subsection (a) thereof and replacing it with “subclauses (a), (b)(viii) and (b)(xii)”.

(m) Section 6.2 of the Credit Agreement is hereby amended by deleting the last paragraph in its entirety and restating it to read as follows:

“Agent shall set Borrowers’ minimum Net Invoiced Revenues for the calendar quarters during Fiscal Year 2012 at an amount equal to 60% of the 2012 board-approved plan, which plan shall be (i) satisfactory to the Lenders in their reasonable discretion and (ii) delivered to Agent on or before December 31, 2011. Agent further shall set Borrowers’ minimum Net Invoiced Revenues for the calendar quarters ending March 31, 2013 at an amount equal to 60% of the 2013 board-approved plan, which plan shall be (i) satisfactory to the Lenders in their reasonable discretion and (ii) delivered to Agent on or before December 31, 2012. Upon any such determination by Agent, Borrowers, Agent and Lenders agree to amend this Section 6.2 to incorporate such minimum Net Invoiced Revenues.”

(n) Section 10.1 of the Credit Agreement is hereby amended to delete the word “or” after the semicolon at the end of subsection 10.1(m), to delete the word “and” following the semicolon at the end of subsection 10.1(n), to replace the period at the end of subsection 10.1(o) with “; or”, and to add a new subsection 10.1(p) to read as follows:

“(p) there shall occur any “Event of Default” under, and as defined in, the Affiliated Financing Documents.”

Section 2 Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants that:

(a) No Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to this Agreement;

(b) Representations and Warranties. As of the date hereof and, after giving effect to this Agreement and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Financing Documents are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(c) Organizational Authority. (i) The execution, delivery and performance by Borrower of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action, (ii) this Agreement is the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and (iii) neither the execution, delivery or performance by Borrower of this Agreement (1) violates any Law, or any other rule or decree of any Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (3) results in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral, (4) violates or conflicts with the by-laws or other organizational documents of Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

Section 3 Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:

(a) Documents. That Agent shall have received a copy of this Agreement, duly executed by all of the parties hereto and in form and substance satisfactory to Agent:

(b) No Default. No Default or Event of Default under the Credit Agreement, shall have occurred and be continuing.

(c) Warranties and Representations. After giving effect to this Agreement and the transactions contemplated hereby, the warranties and representations of Borrower contained in the Financing Documents shall be true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date.

(d) Other Requirements. Agent shall have received such other documentation which it shall have reasonably requested pursuant to this Agreement.

Section 4 Reference to and Effect on Financing Documents.

(a) Ratification. Except as specifically amended above, the Credit Agreement and the other Financing Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not effect a novation of the Credit Agreement or any other Financing Document. Borrower hereby ratifies and reaffirms each of the terms and conditions of the Financing Documents and all of its obligations thereunder.

(b) No Waiver. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Credit Agreement or any of the other Financing Documents.

(c) References. Upon the effectiveness of this Agreement each reference in (a) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Financing Document to “the Agreement” or “the Credit Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereto.

Section 5 Releases; Indemnities.

(a) Borrower hereby agrees that its obligation to indemnify and hold the Indemnitees harmless as set forth in the Credit Agreement shall include an obligation to indemnify and hold the Indemnitees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Indemnitees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith, other than arising out of such Indemnitees’ gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Agreement, the Credit Agreement and the other Financing Documents.

Section 6 Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of Borrower, Agent and Lenders and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(c) Fees and Expenses. Borrower shall be responsible for the payment of all expenses and fees of Agent and all reasonable fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. Borrower hereby authorizes Agent to deduct all of such fees set forth in this Section 6 from the proceeds of the Revolving Credit Loans made under the Credit Agreement.

(d) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.10 (Governing Law) and Section 12.11 (Jury Waiver) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signature Pages Follow]

Signature Page to Amendment No. 5 Regarding Credit Agreement

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, the undersigned have duly executed this Agreement under seal as of the day and year first hereinabove set forth.

BORROWER:	SAGENT PHARMACEUTICALS, a Wyoming corporation

	By:	/s/ Ronald Pauli	(SEAL)
Ronald Pauli Chief Financial Officer

Signature Page to Amendment No. 5 Regarding Credit Agreement

AGENT:	MIDCAP FUNDING IV, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

Signature Page to Amendment No. 5 Regarding Credit Agreement

LENDERS:	MIDCAP FUNDING IV, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

Signature Page to Amendment No. 5 Regarding Credit Agreement

LENDERS:	SILICON VALLEY BANK, a California corporation

	By:	/s/ Mike Meier	(SEAL)
Mike Meier
Relationship Manager